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                                                                      EXHIBIT 11


                 HOUSEHOLD INTERNATIONAL, INC. AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE
                     (In millions, except per share data.)

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                                                              1999                 1998               1997
                                                      ------------------     ----------------   ----------------
Year ended December 31                                Diluted      Basic     Diluted    Basic   Diluted    Basic
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
Earnings:
Net income                                            $1,486.4    $1,486.4    $524.1   $524.1    $940.3   $940.3
Preferred dividends                                       (9.2)       (9.2)    (15.0)   (15.0)    (17.0)   (17.0)
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Earnings available to common
  shareholders                                        $1,477.2    $1,477.2    $509.1   $509.1    $923.3   $923.3
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Average shares:
  Common                                                 477.0       477.0     487.2    487.2     470.2    470.2
  Common equivalents                                       4.8           -       9.2        -       8.9        -
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Total                                                    481.8       477.0     496.4    487.2     479.1    470.2
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Earnings per common share                             $   3.07    $   3.10    $ 1.03   $ 1.04    $ 1.93   $ 1.97
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